# Update on Alias

Emerson Confidential

EMERSON

# Alias Share Price Performance Since Acquisition



Share Price
Alias
EMERSON
Industrial Software Peers
Earnings
M&A, Other
$285
$265
$245
$225
$205
$185
$184
$165
$145
$125
7/27/2022
Announced Intent to Acquire Micromine
Share Price Reaction[2]: (2%)
4Q22
1Q22
2/6/2023
Completed Inmation Acquisition
Share Price Reaction[2]: +0%
2Q23
3Q23
Key Q3 Earnings Questions:
? Weakness in chemicals end-market
? Billing delays
? Emerson asset integration challenges
Share Price Reaction[2]: (27%)
5/5/2023
Announced $100M Share Repurchase
Share Price Reaction[2]: (1%)
4Q23
8/1/2023
Announced Termination of Micromine Deal as part of 4Q23 Earnings
Share Price Reaction[2]: +12%
1Q24
2Q24
3Q24
5/7/2024
Reported 3Q24 Earnings, and Concurrent Appointment of David Baker as CFO
Share Price Reaction[2]: +5%
+39%
+26%
$182
(1%)

| Share Price Performance Summary | L3M | L6M | L1Y |
|---|---|---|---|
| Alias | (10%) | (7%) | (8%) |
| Industrial Software Peers | (3%) | (9%) | +9% |
| Emerson | +3% | +16% | +15% |

| | | May-22 Transaction Close | Aug-22 4Q22 | Oct-22 1Q23 | Jan-23 2Q23 | Apr-23 3Q23 | Aug-23 4Q23 | Nov-23 1Q24 | Feb-24 2Q24 | May-24 3Q24 | Current | Δ vs. Close[5] |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Alias | Earnings Results | ACV Beat / Miss[1] | +1% | +0% | (1%) | (2%) | (1%) | (1%) | (1%) | (1%) | | |
| | | Sales Beat / Miss | (16%) | +6% | (10%) | (20%) | (2%) | (7%) | (1%) | +9% | | |
| | | FCF Beat / Miss | +0% | (66%) | (52%) | (20%) | (17%) | (41%) | (45%) | (10%) | | |
| | | Share Price Reaction[2] | (2%) | (3%) | (4%) | (27%) | +12% | +2% | (1%) | +5% | | |
| | Financial Profile | P / NTM FCF | 35.9x | 40.8x | 31.5x | 31.6x | 35.1x | 29.5x | 31.4x | 33.1x | 29.0x | (2.0x) |
| | | EV / NTM EBITDA[3] | 23.6x | 26.7x | 21.3x | 23.6x | 26.3x | 23.7x | 24.3x | 25.0x | 22.6x | (2.9x) |
| | | Forward Growth[4] | 13% | 14% | 13% | 2% | 10% | 8% | 8% | 6% | 7% | +5pp |
| | | NTM FCF Margin | 30% | 31% | 32% | 31% | 32% | 32% | 33% | 32% | 33% | (2pp) |

Emerson Confidential | Source: FactSet as of 02-Aug-2024. Note: Industrial Software Peers include Autodesk, Bentley Systems, Dassault Systemes and PTC. Emerson and Industrial Software Peers indexed to Alias share price as of 17-May-2022. 1 Reflects Annual Spend through 3Q23 prior to shift to ACV. 2 Reflects share price reaction net of NASDAQ Composite index 1-day change to quarterly earnings or relevant event. 3 Reflects spot multiple on day following earnings in each period. 4 Reflects growth from prior fiscal year actual to current fiscal year consensus estimate (e.g., 3Q23 Forward Growth reflects growth from PF FY22 to consensus FY23, as of 3Q23). Prior fiscal year actuals are pro forma for OSI and SSE. 5 Reflects change since July 2022, when the first broker estimates were published following transaction close.

# Alias Q4 2024 Expectations and Analyst Focus Areas

## Broker Outlook vs. August 2023 LRP

| $M | | Q4 Actual | Q4 Consensus[1] | FY2024 Actual | FY2024E Consensus | FY2025E Consensus |
|---|---|---|---|---|---|---|
| **ACV**[2] | *Note: Q4 ACV is down ~$35M from exit of Russia* | $933 | $964 | $933 | $964 | $1,050 |
| *% YoY Growth* | | 5% | 9% | 5% | 9% | 9% |
| *vs August 2023 LRP* | | (7%) | (4%) | (7%) | (4%) | (8%) |
| **Revenue** | | $343 | $319 | $1,127 | $1,105 | $1,206 |
| *% YoY Growth* | | 7% | (0%) | 8% | 6% | 9% |
| *vs August 2023 LRP* | | (0%) | (7%) | (2%) | (4%) | (11%) |
| **Adj. EBITDA** | | $175 | $144 | $463 | $433 | $502 |
| *% Margin* | | 51% | 45% | 41% | 39% | 42% |
| *% YoY Growth* | | 16% | (4%) | 16% | 8% | 16% |
| *vs August 2023 LRP* | | 3% | (15%) | (6%) | (12%) | (20%) |
| **FCF** | | $153 | $159 | $336 | $343 | $387 |
| *% Margin* | | 45% | 50% | 30% | 31% | 32% |
| *% YoY Growth* | | 37% | 43% | 15% | 17% | 13% |
| *vs August 2023 LRP* | | (7%) | (3%) | (10%) | (9%) | (12%) |

## Key Analyst / Investor Focus Areas

| | |
|---|---|
| ***Mixed End-Market Outlook*** | *"While we believe it's more than likely ACV results will improve from here as the calendar year progresses, **3Q results are reflective of the continued softness in AZPN's end markets.**"* |
| ***Heritage Alias*** | *"**Management saw customers delay signing contracts** across most regions & end markets, particularly for its Engineering Suite."* |
| ***Prioritizing DGM*** | *"[Standardizing] these electric and grid management data…can unlock greater automation…and enhanced decision-making…driving **long-term product adoption momentum for DGM solution suite.**"* |
| ***Emerson Synergies*** | *"**We view Emerson cross-sale** and DGM **as growing tailwinds** into FY25 and beyond"* |
| ***CFO Transition*** | *"Given the familiarity between the Aspen and Emerson businesses afforded from the multiyear strategic partnership already in place, **we expect a seamless transition into the role.**"* |
| ***Margin Expansion Potential*** | *"We estimate that Aspen's **EBIT margins will improve by as much as 450bp in the next three years**, which we believe is not fully appreciated by the market today."* |
| ***Financial Outlook*** | *"**We viewed the guidance downgrade with the Q324 results as a positive clearing event.** […] we believe there is potential for Aspen to beat recently lowered consensus growth estimates."* |

Emerson Confidential | Source: FactSet as of 02-Aug-2024. Note: Dollars in millions. 1 Reflects broker estimates for Q4 figures as of 02-Aug-2024. 2 As of end of period shown.

# Review of Minority Buy-Ins

EMERSON

# Summary Observations and Empirical Data on Precedent Minority Buy-ins

- **13D filers pursing a minority buy-in must make their initial offer/approach public**
  - Therefore, the target's share price will be disturbed (i.e. begin to trade at a premium) prior to any transaction being agreed
  - Potential for pressure on acquiror stock price as final economic terms / ultimate transaction resolution also unclear
- Following the initial "public" proposal, subsequent negotiations can generally be handled confidentially through negotiations with the special committee
  - Some pressure around earnings disclosure dates
- **We reviewed bidding behavior and target response times for minority buy-in transactions >$1bn for U.S. listed targets since 2018**
  - Median response time to initial offer was ~5 weeks
  - Median number of price bumps to get a deal done was 3, with a median final premium of 34% (vs. undisturbed)
- **From an overall timing perspective, median transaction time from initial offer to signing was 2.3 months**
  - Range was from long-weekend signing at low end to 5.5 months on high end

| | Bumps and Target Response Times | | | Premium Evolution (%) \| All-Cash Transactions | | | |
|---|---|---|---|---|---|---|---|
| | # of Bumps Following Initial Offer | Days to Respond to Initial Offer | Days to Respond to Subsequent Bumps | Initial Premium in All Cash Transactions | % Increase in Offer in First Bump | % Increase in Offer in Second Bump | Final Premium in All Cash Transactions |
| **Median** | 3 | 35 | 2 | 24 % | 6 % | 4% | 34 % |
| **Min** | 2 | 1 | 0 | 0 % | 2 % | 1 % | 14 % |
| **Max** | 5 | 75 | 22 | 30 % | 11 % | 5% | 50 % |

Emerson Confidential | Source: Dealpoint, FactSet. Note: Includes full minority buy-ins since 2018 over $1B in total size, excluding tracking stock and SPAC transactions. Analysis performed for illustrative purposes only and does not reflect our views of value for Atlas.

# Summary of Target Response Time and Premium Evolution



Target Response Time Evolution (Days)
50
40
30
20
10
0
75
35
Median response time to initial offer of ~5 weeks
1
8
3
0
7
2
0
22
1
0
4
2
0
2
2
1
Initial Offer
Bump 1
Bump 2
Bump 3
Bump 4
Bump 5
# Deals Included
9
9
9
7
4
2



Premium Evolution¹ (%) | All-Cash Transactions
Median Premium (%)
Median Offer Price Increase vs. Prior Offer (%)
30 %
25 %
20 %
15 %
10 %
5 %
0 %
30 %
24 %
0 %
11 %
6 %
2 %
5 %
4 %
1 %
4 %
2 %
1 %
4 %
3 %
1 %
1 %
Initial Premium
Bump 1
Bump 2
Bump 3
Bump 4
Bump 5
# Deals Included
6
6
6
4
2
1

# Considerations for Shareholder Messaging

## Messaging Considerations

- Messaging approach in precedent minority buy-ins reflects nature of the transaction
  - Buyer is an existing owner; ***shareholder familiarity*** with target
  - First disclosure is at initial proposal so ***final deal terms are not known***
  - Will be a period of time during negotiations ***with limited shareholder updates***
  - Initial release ***balances disclosure of pertinent information*** with ***appropriateness of not disclosing information*** that will influence negotiations
- Typical approach reflects these considerations
  - ***Factual press release*** with clear articulation of proposal and rationale
  - Enough ***information to support appropriate management commentary*** during pendency of negotiation period
  - ***Ability to expand disclosure*** and include more typical deal announcement information at signing
- ***All situations reviewed (n=9) featured only a press release at bid announce and only one situation had a presentation / call at signing***

## Precedent Transaction Communications Documents (n = 9)

**Comms at Bid Announce**

- **<u>Press release only in all transactions</u>** reviewed (no presentations or calls)
- Generally press release from both buyer and seller (5 out of 9 situations)


5
3
1
Press release by buyer and seller
PR by seller only
PR by buyer only

**Comms at Signing / Definitive Agreement**

- **<u>Press release in all transactions</u>**; majority joint
- One instance of a buyer presentation and call in a transaction with a joint release


5
4
1
Joint press release
Separate press releases
Situations with presentation